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                                                                    Exhibit 10.4

                            EBT INTERNATIONAL, INC.

                             EMPLOYMENT AGREEMENT


AGREEMENT effective the 1/st/ day of June, 2001 by and between eBT International, Inc., a Delaware corporation with principal offices at 299 Promenade Street, Providence, RI 02908 ("EBT"), and Stephen O. Jaeger, residing at 11 Topstone Road, Redding, Connecticut, 06896-1810 ("Executive").

The parties hereto, intending to be legally bound, hereby agree upon the following terms of employment of the Executive by EBT.

1.   Position and Responsibilities.
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          (A) Title.  Executive shall serve as President, Chief Executive
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Officer ("CEO") and Chairman of the Board of EBT, subject to the terms and conditions set forth in this Agreement.

          (B) Services.  During the term of this Agreement, Executive agrees to
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undertake such activities on behalf of EBT as the Board of Directors from time to time requests, and Executive shall exercise such powers and perform such duties in relation to the business and affairs of EBT as may from time to time be vested in him or requested by the Board of Directors of EBT. Executive shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of EBT.

     EBT specifically acknowledges, understands and agrees that Executive shall continue to maintain his principal residence in Connecticut and that he shall not be required to establish his principal residence and only office in the Providence area; there shall be no established minimum number of days per month in which Executive shall be required to work in EBT's Providence office.

2.   Compensation: Base Salary, Bonus, Stock Options and Other Benefits.  The
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following compensation shall be payable to the Executive during the term of his employment as President and CEO of EBT. The Executive's compensation package will be re-evaluated no later than March 1, 2002, or such earlier time as a liquidation trustee or other third party is appointed to complete the liquidation and distribution of the company's assets pursuant to the Plan of Complete Liquidation and Dissolution (the "Plan"), which must be submitted to the Company's shareholders for approval.

          (A) Base Salary. The Executive's base salary shall be One Hundred and
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Twenty Thousand Dollars ($120,000) per year. Such salary shall be payable in conformity with EBT's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

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          (B)  Bonus. The Executive may earn a bonus not to exceed $100,000
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(subject to applicable withholding and deductions) to be paid within sixty (60)
days of termination date if, as determined by the Company's Board of Directors in its sole discretion, the Executive directs the management of the Company's net assets in such a way as to ensure that the anticipated distribution to shareholders pursuant to the Plan remains not less than $3.10 per share of common stock.

          (C)  Stock Options. The option to acquire stock of the Company granted
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to the Executive on April 11, 2001 pursuant to the 1996 Stock Incentive Plan shall, notwithstanding any provisions of the grant or agreement pertaining to such option, be deemed fully vested as of the date the Company's shareholders approve the Plan (the "Approval Date") and may be exercised by the Executive on or between the Approval Date and December 31, 2001.

          (D)  Benefits.  EBT shall provide Executive with such medical, dental,
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vision care, life insurance, disability, 401(K) and other benefits as it makes available to EBT's Chief Financial Officer. Such participation shall be subject to (i) the terms of the applicable plan documents, and (ii) generally applicable EBT policies.

          (E)  Vacation.  Executive shall be entitled to four (4) weeks of
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vacation per year, to be taken at such times and at such intervals as shall be determined by Executive, subject to the reasonable business needs of EBT.

          (F)  Expenses.  It is understood that Executive will from time to time
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incur reasonable expenses in conjunction with his employment. EBT will reimburse the Executive for any such expenses in accordance with EBT's policies. Without limitation, EBT shall reimburse the Executive for the reasonable cost of temporary accommodations in Providence, as well as for the cost of travel between EBT's principal office and the Executive's residence(s).

3.   Nondisclosure. The Nondisclosure Agreement entered into by the Executive
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and EBT on April 27, 1999, shall remain in full force and effect, and is incorporated herein by reference.

4.   Indemnification and Insurance.  From and after the date of this Agreement,
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the Executive shall continue to be entitled to indemnification: (1) as an
"Officer" of EBT in accordance with article V of EBT's by-laws as in effect as of the date of this Agreement, notwithstanding any subsequent amendment to such by-laws; and (2) and the written indemnity agreement between EBT and the Executive dated August 21, 2000.

5.   Definitions.  The following definitions shall apply with respect to this
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Agreement:

     5.1 The following, as determined by the Board in its reasonable judgment, shall constitute "Cause" for termination of the Executive's employment as President and CEO of EBT: (i) Executive's failure to perform, or material negligence in the performance of, his duties and responsibilities to EBT; (ii) material breach by Executive of any provision of this Agreement; (iii) other conduct by Executive that is materially harmful to the business, interests or reputation of EBT; (iv) an act of fraud, embezzlement or theft in connection with Executive's

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duties to EBT or in the course of his employment with EBT, or (v) gross misconduct which is demonstrably and materially injurious to EBT.

     5.2  "Disability" shall be deemed to have occurred if Executive becomes
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disabled during his employment under this Agreement through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties an responsibilities hereunder for ninety (90) days during any period of three hundred and sixty-five
(365) consecutive calendar days. If any question arises as to whether during any period Executive is so disabled, Executive shall, at the request of EBT or the Board of Directors, submit to a medical examination by a physician selected by EBT or the Board of Directors to determine whether Executive is so disabled.
Such determination shall, for the purposes of this Agreement, be conclusive of the issue. If this question arises and Executive does not submit to the medical examination, the Board of Director's determination of the issue shall be binding on Executive.

     5.3  "Good Reason" shall mean any of the following circumstances:
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          (A)  The appointment of a liquidation trustee or such other third party to assume responsibility for the liquidation and distribution of the company's assets pursuant to the Plan;

          (B) without the Executive's express written consent, the failure by EBT to continue to provide the Executive with benefits substantially similar to those enjoyed by him under any of EBT's life insurance, medical, health and accident, or disability plans, the taking of any action by EBT which would directly or indirectly materially reduce any of such benefits.

6.   Termination.  This Agreement may be terminated at any time (1) by the
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Company (a) for any reason other than for Cause on sixty (60) days written notice, and (b) for Cause on thirty (30) days written notice; and (2) by the Executive (a) for any reason other than for Good Reason on sixty (60) days written notice, and (b) for Good Reason on thirty (30) days written notice.

7.   Effect of Termination of Executive's Employment.
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     7.1  Termination by EBT Without Cause; Termination by Executive for Good
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Reason. In the event of termination of Executive's employment as President and
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CEO by EBT without Cause, or by Executive for Good Reason, Executive shall be entitled to the following compensation:

          (A) Continued participation in all EBT medical, dental, vision care and other employee benefit plans for a period of twenty-four (24) months from the effective date of termination. In the event such plans have been terminated, the Company shall arrange and pay for alternative coverage that is substantially similar to the benefits in effect prior to termination of such plans.

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          (B) All base salary earned through the effective date of termination, all then unreimbursed expenses, plus the bonus, if any, the Executive is entitled pursuant to Section 2.(B) to this Agreement,

          (C) Should Executive remain a member of the Board of Directors in any capacity, such other remuneration as is reasonably determined by the Compensation Committee of the Board to properly compensate the Executive for his continuing activities as a member of the Board of Directors.

     7.2  Termination as a Result of Disability or death of the Executive.
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Executive (or his estate, as the case may be) Executive shall be entitled to the following compensation:

          (A)  The benefits provided in Section 7.1 (A) and (B); and
          (B) twelve (12) months of base salary payable in equal bi-weekly installments over a twelve (12) month period, beginning on the first day following termination.

     7.3  Termination by Executive other than for Good Reason.  In the event of
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termination of Executive's employment as CEO by Executive other than for Good
Reason, Executive shall be entitled to all base salary earned through the effective date of termination and all then unreimbursed expenses.

     7.4  Termination by EBT for Cause.  In the event of the termination of
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Executive's employment as CEO by EBT for Cause, Executive shall be entitled to all base salary earned through the effective date of termination and all then unreimbursed expenses.

8.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws of the State of Delaware.

9.   Severability.  In case any one or more of the provisions contained in this
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Agreement or the other agreements executed in connection herewith for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or the such other agreements, as the case my be, shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein or therein.

10.  Waivers and Modifications.  This Agreement may be modified, and the rights,
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remedies and obligations contained in any provision hereof may be waived, only in accordance with this paragraph 10. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement (including any exhibits hereto) sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11.  Assignment.  Executive acknowledges that the services to be rendered by him
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are unique and personal in nature.  Accordingly, Executive may not assign any of his rights or delegate any

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of his duties or obligations under this Agreement. The rights and obligations of
EBT under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of EBT.

12.  Miscellaneous.  All payments made by EBT under this Agreement shall be
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reduced by any tax or other amounts required to be withheld by EBT under applicable law. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

13.  Attorney's Fees.  EBT shall pay Executive's reasonable attorney's fees
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incurred by Executive in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written as an instrument under seal.


eBT International, Inc.                    Stephen O. Jaeger


/s/ Joanna T. Lau                          /s/ Stephen O. Jaeger
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Joanna T. Lau
Chairman, eBT Compensation Committee

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